Exhibit 10.42
Amendment No. 1 to
EMPLOYMENT AGREEMENT
This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”), signed on the date set forth on the signature page, is between Twin River Worldwide Holdings Inc., a Delaware corporation (the “Company”), and Marc Crisafulli (“Executive” and, together with the Company, the “Parties”).

WHEREAS, the Parties entered into an Employment Agreement on February 21, 2019 (the “Agreement”) and desire to amend the Agreement to extend the Initial Term to December 31, 2021 and make another change which flows therefrom.
NOW, THEREFORE, the Parties hereto agree as follows:
1.    Section 2 of the Agreement is amended to read in its entirety as follows:
    “2. TERM. The initial term of employment under this Agreement will begin on the Effective Date and will continue until December 31, 2021, subject to prior termination in accordance with the terms hereof (the “Initial Term”). The Initial Term will be automatically extended for successive additional terms of one year first commencing on the day immediately following each December 31st beginning December 31, 2021 (each such period, an “Additional Term”), and subsequently on each annual anniversary of the end of an Additional Term, unless either Party gives written notice to the other Party of non-extension at least 60 days prior to the end of the Initial Term or to the end of the then-applicable Additional Term (the Initial Term and any Additional Term(s), collectively, the “Term”).”
2.    Section 3(e) of the Agreement is added to read in its entirety as follows:
    “(e) In addition, Executive will be eligible to receive a special one-time bonus upon successful resolution of the Rhode Island Master Contract issue at the discretion of the Committee. In determining the amount of the bonus, if any, the Committee may consider many factors including the value created for the Company and Executive’s performance against previously-established Company objectives relating to Rhode Island. No portion of this compensation shall relate to the outcome of lobbying activities.”
3.    Terms used herein with initial capital letters that are defined in the Agreement are used herein as so defined. Except as otherwise expressly set forth in this Amendment, the Agreement remains in full force and effect in accordance with its terms. IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on the respective dates set forth below.

TWIN RIVER WORLDWIDE HOLDINGS

By:	/s/ Craig Eaton
Name:	Craig Eaton
Title:	Executive Vice President and General
Counsel

Date signed:	1/16/2020

/s/ Marc Crisafulli
Name:	Marc Crisafulli

Date signed:	1/16/2020
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